Exhibit 99

                                                                   EXELON [LOGO]
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News Release

From:      Exelon Corporation                              FOR IMMEDIATE RELEASE
           Corporate Communications                        ---------------------
           P.O. Box 805379 Chicago, IL 60680-5379          November 26, 2002

Contact:   Linda Marsicano, Media Relations
           312.394.3099 or 312.497.0001
           Linda Byus, CFA, Investor Relations
           312.394.7696

                 Exelon Announces Renewal of Its Credit Facility

Chicago (November 26, 2002) - Exelon Corporation (NYSE: EXC) announces the renewal of its $1.5 billion credit facility on November 22, 2002. Exelon, along with ComEd, PECO and Exelon Generation, participates in the $1.5 billion unsecured 364-day revolving credit facility with a group of 16 banks. This credit facility includes a term-out option that would allow the facility to be extended for an additional 364-day period. This facility is used principally to support the commercial paper programs at the Exelon holding company level and at ComEd, PECO and Generation. If Exelon were to borrow under this facility, the interest rate would be based on the London Interbank Offering Rate (LIBOR) as of the date of the advance. Exelon's consolidated balance sheet at September 30, 2002 included a total of $788 million of commercial paper outstanding for all participants in the credit facility.

Exelon continues to work to strengthen its balance sheet. Interest expense decreased $125 million, or 14%, for the first nine months ended September 30, 2002 compared with the same period in 2001. The decrease in interest expense was primarily attributable to the impact of lower interest rates for the period as compared with 2001, the retirement of $665 million in transitional trust notes and the refinancing of $1,075 million of First Mortgage Bonds since September 30, 2001.

"Our success in renewing our credit facility in advance of the December 12 renewal date demonstrates the strength of our relationship with the banking community," said Barry Mitchell, Exelon's Senior Vice President and Treasurer. "We are focused on improving our financial strength and balance sheet."


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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's

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businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook" in Exelon's 2001 Annual Report, those discussed in "Risk Factors" in PECO Energy Company's Registration Statement on Form S-3, Reg. No. 333-99361, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Reg. No. 333-85496, those discussed in "Risk Factors" in Commonwealth Edison Company's Registration Statement of Form S-3, Reg. No. 333-99363 and other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


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   Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues.
    The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.